Exhibit 8.2

August 4, 2014

United Development Funding IV

The United Development Funding Building

1301 Municipal Way, Suite 100

Grapevine, Texas 76051

Ladies and Gentlemen:

We have acted as special tax counsel to United Development Funding IV, a Maryland real estate investment trust (“UDF IV”), in connection with the filing by UDF IV of a shelf registration statement on Form S-3 with the Securities and Exchange Commission, dated as of the date hereof, as such registration statement may be amended from time to time (together with the prospectus filed therewith, the “Registration Statement”). Pursuant to the Registration Statement, UDF IV may offer, from time to time, common shares of beneficial interest, one or more series of preferred shares of beneficial interest and debt securities of UDF IV.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  In addition, you have provided us with, we are relying upon, and this opinion letter is subject to and conditioned upon, the truth and the accuracy of the representations and warranties contained in, and the complete performance of the covenants contained in, a written certificate (the “Officer’s Certificate”) executed by a duly appointed and authorized officer of UDF IV, which relates to, among other things, the actual and proposed operation of UDF IV and each of the entities in which UDF IV holds or has held a direct or indirect ownership interest (collectively, the “Trust”).  The initial and continuing truth and accuracy of the representations, and the performance of the covenants, contained in the Officer’s Certificate at all relevant times constitute an integral basis for the opinions expressed herein and this opinion letter is conditioned upon the initial and continuing truth and accuracy of such representations, and the performance of all such covenants, at all relevant times. We have not made an independent investigation or audit of the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document.  In particular, we note that the Trust may engage in transactions in connection with which we have not provided legal advice and have not reviewed, and of which we may be unaware.  We have, consequently, assumed and relied on your representations that the information presented in the Officer’s Certificate, the Registration Statement, the prospectus and other documents, or otherwise furnished to us, truthfully, accurately and completely describe all material facts with respect to the matters addressed in the Officer’s Certificate.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.  We are not aware of any facts inconsistent with such statements, representations and covenants.  Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein and may render such conclusions inapplicable.

United Development Funding IV

August 4, 2014

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) each of the entities comprising the Trust has been and will be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other state or jurisdiction under the laws of which any of the entities comprising the Trust have been formed, and (iii) each of the written agreements to which the Trust is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof.  It should be noted that the Code, the Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretation at any time and, in some circumstances, with retroactive effect, which could adversely affect our opinion.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based upon and subject to the foregoing, we are of the opinion that commencing with its taxable year ended on December 31, 2010, UDF IV has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation (as described in the Registration Statement and the Officer’s Certificate) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and future taxable years.

UDF IV’s qualification and taxation as a REIT under the Code will depend upon the ability of UDF IV to meet on an ongoing basis (through actual quarterly and annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of share ownership and otherwise) the various qualification tests imposed under the Code, and upon UDF IV utilizing any and all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to UDF IV under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code. Our opinion set forth above does not foreclose the possibility that UDF IV may have to utilize one or more of these “savings provisions” in the future, which could require UDF IV to pay an excise or penalty tax (which could be significant in amount) in order to maintain its REIT qualification. We have not undertaken to review UDF IV’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that UDF IV, the actual results of UDF IV’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any applicable period, will satisfy the requirements under the Code for qualification and taxation as a REIT.

United Development Funding IV

August 4, 2014

Other than as expressly stated above, we express no opinion on any issue relating to UDF IV or to any investment therein.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue.

This opinion letter is rendered to you for your use in connection with the Registration Statement. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, filed with any governmental agency, or relied upon by any other person for any other purpose (other than as required by law) without our express written consent.

This opinion letter may be relied upon by Gibson, Dunn & Crutcher LLP in connection with such firm’s rendering of a separate tax opinion regarding the discussion in the Registration Statement under the heading “Material Federal Income Tax Considerations.” In addition, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Hallett & Perrin, P.C. under the heading "Legal Matters" in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Hallett & Perrin, P.C.